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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[   Preliminary proxy statement            [ ]  Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[ ] Definitive additional materials
[X] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         MEMC ELECTRONIC MATERIALS, INC.
                (Name of Registrant as Specified In Its Charter)


Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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MEMC Electronic Materials, Inc. ("MEMC"), is filing this Schedule 14A with respect to two press releases previously issued in connection with its debt restructuring of November 13, 2001.

MEMC will hold a special stockholders' meeting to consider and vote upon the following: (i) the issuance of 260,000 shares of Series A Cumulative Convertible Preferred Stock, warrants to purchase 16,666,667 shares of common stock and the common stock issuable upon conversion of such preferred stock and exercise of such warrants; (ii) an amendment to MEMC's restated certificate of incorporation authorizing a one-for-two reverse split of MEMC's common stock; (iii) an amendment to MEMC's restated certificate of incorporation authorizing an increase in MEMC's authorized capital stock from 200,000,000 shares of common stock to 250,000,000 shares of common stock; and (iv) a future merger between MEMC and TPG Wafer Holdings LLC.

MEMC intends to file with the Securities and Exchange Commission and deliver to its shareholders a definitive proxy statement relating to the special meeting of stockholders. Security holders should read the proxy statement when it is available because it will contain important information. Once filed with the Commission, the proxy statement and other relevant documents can be obtained free of charge at the Commission's web site (www.sec.gov) or from MEMC by contacting Janine Orf, Director of Investor Relations, MEMC Electronic Materials, Inc., 501 Pearl Drive, Post Office Box 8, St. Peters, Missouri 63376, telephone 636/474-5443.

The directors and executive officers of MEMC may be deemed to be participants in the solicitation of proxies related to the special stockholders' meeting. These persons include Robert J. Boehlke, Richard Boyce, Jean-Marc Chapus, James G. Coulter, John G. Danhakl, C. Douglas Marsh, John Marren, William E. Stevens, Klaus R. von Horde, William Watkins, James M. Stolze, Jonathan P. Jansky, James
G. Weathers, Saeed Pirooz and Thomas P. Stiffler. The directors and executive officers of MEMC, as a group, may be deemed to beneficially own, directly or indirectly, approximately 90% of the outstanding common stock of MEMC (assuming conversion of all outstanding preferred stock and exercise of certain options). Details of this beneficial ownership and any other interests of these persons in the restructuring transactions for which proxies will be solicited will be set forth in the definitive proxy statement relating to the special meeting.



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[MEMC ELECTRONIC LETTERHEAD]




FOR IMMEDIATE RELEASE

FOR MEMC CONTACT:                          FOR TPG CONTACT:

Janine Orf                                 Owen Blicksilver
Director, Investor Relations               Citigate Sard Verbinnen
636-474-5443                               212-687-8080

Corey Cutler/Michael Polyviou
Morgen-Walke Associates
Press:  Brian Maddox/Scot Hoffman
212-850-5600


      MEMC ANNOUNCES AGREEMENT FOR TEXAS PACIFIC GROUP TO PURCHASE E.ON AG
                                INTEREST IN MEMC


St. Peters, MO, October 1, 2001 - MEMC Electronic Materials, Inc. (NYSE: WFR) today announced that Texas Pacific Group ("TPG") has entered into an agreement with E.ON AG ("E.ON") to purchase E.ON's 72% interest in MEMC and all of E.ON's outstanding loans to MEMC. TPG has proposed to provide $150 million in new financing and to restructure the acquired debt, substantially reducing the Company's total indebtedness. Further, the agreement provides for lines of credit and the infusion of additional liquidity, which the Company expects will cover its cash needs both near- and long-term. Consummation of the transaction, including the debt restructuring, is subject to the fulfillment of certain conditions, including the execution and delivery of definitive agreements between MEMC and TPG, approval by MEMC's Board of Directors and the receipt of any required regulatory approvals. The transaction is expected to close during the fourth quarter.

"This is a great transaction for MEMC's customers, employees, and public shareholders. We expect that our capital structure will be significantly strengthened and we will have substantial additional liquidity. Importantly, TPG's investment allows us to continue our long-term fundamental strategies, thus ensuring that America's only significant silicon wafer supplier will continue to provide technologically advanced products to its customers around the world," commented Klaus von Horde, MEMC's Chief Executive Officer. "We look forward to having Texas Pacific Group as a major shareholder in MEMC. TPG's extensive experience in the semiconductor industry will be extremely valuable to MEMC."


                                     -more-


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MEMC ELECTRONIC MATERIALS
PAGE 2

"MEMC will now have the strategy, team, and financing in place to continue to serve its world class customer base and invest in the new products and technologies necessary for long-term success," commented John Marren, Partner, Texas Pacific Group. "The Company's long tradition of innovation, proven technology leadership and global presence have put MEMC in a strong strategic position as the semiconductor cycle improves."

ABOUT MEMC
MEMC is a leading worldwide producer of silicon wafers for the semiconductor industry. Silicon wafers are the fundamental building block from which almost all semiconductor devices are manufactured, such as are used in computers, mobile electronic devices, automobiles, and other consumer and industrial products. Headquartered in St. Peters, MO, MEMC operates manufacturing facilities directly or through joint ventures in every major semiconductor manufacturing region throughout the world, including Europe, Japan, Malaysia, South Korea, Taiwan and the United States.

ABOUT TEXAS PACIFIC GROUP
Texas Pacific Group, founded in 1993 and based in Fort Worth, TX, San Francisco, CA, and London, is a private investment partnership with capital of more than $8 billion. The partnership has made investments in over 30 companies in a broad range of industries, including technology (Gemplus, Globespan, ON Semiconductor, Seagate), consumer products (Del Monte Foods, J. Crew, Punch Taverns), luxury goods (Bally, Ducati Motorcycles) and healthcare services (Oxford Health Plans, Magellan Health Services).

The matters discussed in this news release regarding the expected terms and timing of the closing of the transaction, the expectation that the Company's near- and long-term cash needs will be met, the anticipated strengthening of MEMC's capital structure following the closing of the transaction, and the expected substantial additional liquidity as a result of the transaction are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the ability to satisfy the closing conditions set forth in the purchase agreement between E.ON and TPG, negotiation and documentation of the debt restructuring agreements by MEMC and TPG, approval of the transaction by MEMC's Board of Directors, the receipt of any required regulatory approvals, and other risks described in the Company's filings with the Securities and Exchange Commission, including the Company's 2000 Form 10-K. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

                                      -###-



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[MEMC ELECTRONIC LETTERHEAD]





FOR IMMEDIATE RELEASE

FOR MEMC CONTACT:                       FOR TPG CONTACT:

Janine Orf                              Owen Blicksilver
Director, Investor Relations            Owen Blicksilver Public Relations
636-474-5443                            516-742-5950

Corey Cutler/Michael Polyviou
Morgen-Walke Associates
Press:  Brian Maddox/Scot Hoffman
212-850-5600


                        MEMC'S CAPITAL STRUCTURE IMPROVES
                    AS TEXAS PACIFIC GROUP TRANSACTIONS CLOSE

St. Peters, MO, November 14, 2001 - MEMC Electronic Materials, Inc. (NYSE: WFR) announced today that E.ON AG ("E.ON") and an investor group led by Texas Pacific Group ("TPG") have closed their previously announced transaction regarding the sale and purchase of E.ON's 72% ownership interest in MEMC and all of E.ON's outstanding loans to MEMC.

In addition, MEMC and TPG announced that they have completed a restructuring of the debt TPG acquired from E.ON, which significantly reduces MEMC's total debt, and that they have reached agreement on a new $150 million revolving credit agreement being provided by TPG. Under the terms of the debt restructuring agreement, TPG has converted approximately $860 million of previously outstanding debt acquired from E.ON into shares of the Company's newly issued Series A Cumulative Convertible Preferred Stock with a stated value of $260 million and $50 million in principal amount of the Company's newly issued senior subordinated secured notes with approximately 17 million detachable warrants. TPG will also retain 55 million Euro in principal amount of a note currently outstanding issued by the Company's Italian subsidiary. As a result of these transactions and subject to a vote of the MEMC stockholders, TPG will have the right to convert the Series A Cumulative Convertible Preferred Stock into approximately 116 million shares of newly issued MEMC common stock.

As a result of the purchase by TPG of E.ON's equity interest in MEMC, MEMC will revalue historical costs on the Company's balance sheet to reflect the cost basis of TPG, which is expected to significantly reduce the book value of the Company's fixed assets.

                                     -more-


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MEMC ELECTRONIC MATERIALS
PAGE 2

"This transaction is a turning point for MEMC. Much of our previous debt is gone, and we have significantly greater liquidity under our new revolving credit agreement," commented Klaus von Horde, MEMC's Chief Executive Officer. "This agreement provides us exceptional potential for growth, as we now have the financial strength to fully take advantage of the next semiconductor upturn. We can now continue our long-term fundamental strategies, focusing on providing technologically advanced products to our customers around the world."

"MEMC is now strongly positioned for the future," commented John Marren, Partner, Texas Pacific Group. "With the strategy, team, and financing in place to serve its global client base, the Company can continue to invest in new products and technologies."

CONFERENCE CALL
MEMC will host a conference call on Thursday, November 15, 2001 at 9:00 a.m. EST. Management will discuss results for the 2001 third quarter ended September 30, and the Company's related business matters. To participate in the call, please dial 212-346-0287 at least ten minutes prior to start time. A live webcast of the call will be available on the Company's Web site at www.memc.com.

A replay of the conference call will be available from 11:00 a.m. EST on November 15, until 12:00 a.m. EST on November 18. To access the replay, please dial 858-812-6440, and use passcode 19997750, at any time during that period. An online replay will also be available at www.memc.com.

ABOUT MEMC
MEMC is a leading worldwide producer of silicon wafers for the semiconductor industry. Silicon wafers are the fundamental building block from which almost all semiconductor devices are manufactured, such as are used in computers, mobile electronic devices, automobiles, and other consumer and industrial products. Headquartered in St. Peters, MO, MEMC operates manufacturing facilities directly or through joint ventures in every major semiconductor manufacturing region throughout the world, including Europe, Japan, Malaysia, South Korea, Taiwan and the United States.


                                     -more-




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MEMC ELECTRONIC MATERIALS
PAGE 3

ABOUT TEXAS PACIFIC GROUP
Texas Pacific Group, founded in 1993 and based in Fort Worth, TX, San Francisco, CA, and London, is a private investment partnership with capital of more than $8 billion. The partnership has made investments in over 30 companies in a broad range of industries, including technology (Gemplus, Globespan, ON Semiconductor, Seagate), consumer products (Del Monte Foods, J. Crew, Punch Taverns), luxury goods (Bally, Ducati Motorcycles) and healthcare services (Oxford Health Plans, Magellan Health Services).

The matters discussed in this news release regarding the expectation that the book value of the Company's fixed assets will be significantly reduced as a result of the transaction and the potential for growth and the financial strength to fully take advantage of the next semiconductor upturn are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include market demand for silicon wafers, inventory levels of our customers, demand for semiconductors generally, general economic conditions, competitors' actions, stockholder approval of certain matters relating to the Series A Cumulative Convertible Preferred Stock and the warrants, and other risks described in the Company's filings with the Securities and Exchange Commission, including the Company's 2000 Form 10-K. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


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